Exhibit 3.219

FEB-23-2005 09:03	STATE OF MARYLAND DEPT OF ASSESSMENTS AND TAXATION COST ID: 0001573209 WORK ORDER: 0001016247 DATE: 02-23-2005 03:22 PM AMT. PAID: $150.00

ARTICLES OF AMENDMENT

Eastern Trans-Waste of Maryland, Inc.

(1)

(2) Eastern Trans-Waste of Maryland, Inc.

a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that

(3) The charter of the corporation is hereby amended as follows:

Article Seven shall be amended to read as follows:

“SEVENTH: The business and affairs of the Compensation shall be managed by the Board of Director, the number of which shall be established by the By-Laws of the Corporation, as amended from time to time, but in no event shall the number of Directors be less than one (1).”

(4) This amendment of the charter of the corporation has been approved by the sole stockholder, NEWS Mid-Atlantic Holdings, Inc., and the Board of Directors.

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5)	(6)

Secretary	President

Arther L. Streeter	James L. Elitzak

(8) Return address of filing party:

North East Waste Services, Inc.

4 Mount Royal Ave.

Marlborough, MA 01752

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office.

DATED 11-2-12.

STATE OF DEPARTMENT OF ASSESSMENTS AND TAXATION:

By: Shannon T. Cooper, Custodian

This stamp replaces our previous certification system. Effective: 6/95

CORPORATE CHARTER APPROVAL SHEET

** EXPEDITED SERVICE **          ** KEEP WITH DOCUMENT **

1000381990985354

ID # D01566561 ACK # 1000381990985354

LIBER: B00768 FOLIO: 0892 PAGES: 0002

EASTERN TRANS-WASTE OF MARYLAND, INC.

02/23/2005 AT 10:27 A WO # 0001016247

Document Code 09    Business Code

# D0156561

Close      Stock      Nonstock

P.A.      Religious

Merging (Tranferor)

Surviving (Transferee)

New Name

FEES REMITTED

Base Fee 100      Change of Name

Org. & Cap. Fee:                    Change of Principal Office

Expedite Fee: 50               Change of Resident Agent

Penalty:              Change of Resident Agent Address

State Recordation Tax:              Resignation of Resident Agent

State Transfer Tax:	Designation of Resident Agent and Resident Agent’s Address

Certified Copies

Copy Fee	Change of Business Code

Certificates	Adoption of Assumed Name

Certified of Status Fee:

Personal Property Filings:

Other:

TOTAL FEES: 150 ✓ Other Change(s) No of Directors written

Credit Card Check ✓ Cash Code 007

1 Documents on 1 Checks	Attention:

Approved By: 10	THE CORPORATION TRUST INCORPORATED

Key By: CB	300 E LOMBARD ST BALTIMORE MD 21202-3219

COMMENT(S):

ARTICLES OF MERGER

OF

WSI ACQUISITION CO.

WITH AND INTO EASTERN TRANS-WASTE OF MARYLAND, INC.

UNDER SECTION 3-109 OF THE

MARYLAND GENERAL CORPORATION LAW

Pursuant to Section 3-109 of the Maryland General Corporation Law, WSI Acquisition Co., a Delaware corporation (“Merger Sub”), hereby certifies to the following information relating to the merger of Merger Sub with and into Eastern Trans-Waste of Maryland, Inc., a Maryland corporation (the “Company”).

1. Merger Sub and the Company each agree that Merger Sub shall merge with and into the Company and that the Company shall be the successor corporation in such merger (the “Merger”).

2. The names of places of incorporation of Merger Sub and the Company:

Name	Place

WSI Acquisition Co.	Delaware

Eastern Trans-Waste of Maryland, Inc.	Maryland

3. Merger Sub was incorporated under the General Corporation Law of the State of Delaware on June 22, 1999. The county in the State of Delaware in which Merger Sub has its principal office is New Castle County.

4. The Company was incorporated under the Maryland General Corporation Law on May 16, 1983. The county in the state of Maryland in which the Company has its principal office is Prince George’s County.

5. The Agreement and Plan of Merger, dates as of July 2, 1999 (The “Merger Agreement”), by and among Waste Systems International, Inc., a Delaware Corporation (“Purchaser”), Merger Sub, the Company and each of the Shareholders named therein, setting forth the terms and conditions of the Merger, has been adopted, authorized, and approved by Merger Sub by the vote required by its charter and the General Corporation Law of the State of Delaware, and approved by the Company by the vote required by its charter and the Maryland General Corporation Law.

6. Pursuant to the Merger Agreement, (i) the Articles of Incorporation of the Company that were in effect immediately prior to the filing of these Articles of Merger shall be the Articles of Incorporation of the Surviving Corporation and (ii) the By-Laws of Merger Sub that were in effect immediately prior to the filing of these Articles of Merger shall be the By-Laws of the Surviving Corporation.

7. (a) The total number of shares of stock of all classes which Merger Sub has authority to issue is 1,000 shares, par value $0.01per share (“Merger Sub Common Stock”), and the aggregate par value of all such classes of stock of Merger Sub is $10.

(b) The total number of shares of stock of all classes which the Company has authority to issue is 200 shares, consisting of 100 shares of Class A Common Stock, par value $10.00 per share (“Class A Stock”), and 100 shares of Class B Common Stock, par value $10.00 per share (“Class B Stock” and together with the Class A Stock, the “Company Common Stock”), and the aggregate par value of all such classes of stock of the Company is $2,000.

8. Pursuant to the Merger Agreement:

(a) The shares of Company Common Stock issued and outstanding immediately prior to the Merger (other than shares canceled pursuant to the Merge Agreement) shall, as a matter of law, be converted in the aggregate into (w) the right to receive an amount in cash determined in accordance with and paid at the time and in the manner set forth in the Merger Agreement ($3.28 million), (x) the right to receive from Purchaser that number of shares of validly issued, fully paid and non-assessable shares of Common Stock of Purchaser equal to 19.9% of the Common Stock of Purchaser issued and outstanding as of June 30, 1999, (y) the right to receive from Purchaser 1,000 shares of validity issued, fully paid and non-assessable Series C Preferred Stock of Purchaser and (z) the nontransferable right to receive the contingent cash payment determined in accordance with and paid at the time and in the manner set forth in the Merger Agreement ($1.2 million).

(b) Each share of Merger Sub Common Stock held in the treasury of Merger Sub or held by Purchaser shall remain outside and not be affected in any respect by the Merger, and no payment shall be made in respect thereof.

9. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is Eastern Trans-Waste of Maryland, Inc., 1402 Ritchie Marlboro Road, Capitol Heights, Maryland, 20743. A copy of the Merger Agreement will be furnished by the Surviving Corporation without cost, upon the request of any stockholder of Merger Sub or the Company.

IN WITNESS WHEREOF, these Articles of Merger have been signed on this 2nd day of July, 1999 by each of Merger Sub and the Company by their respective President, each such officer acknowledging the same to be the act of such corporation, and the secretary or an assistance secretary of each of Merger Sub and the Company have attested to the execution and acknowledgement hereof.

WSI Acquisition Co.,

a Delaware Corporation

By:
Name:	Philip W. Strauss
Title:	President

ATTEST:

By:
Name:	Robert Rivkin
Title:	Secretary

Eastern Trans-Waste of Maryland Inc.,

a Maryland Corporation

By:
Name:	Kimberly Robb
Title:	President

ATTEST:

By:
Name:	Kelly Baldwin
Title:	Secretary

DOCUMENT CODE 11 BUSINESS CODE

#              P.A.               Religious      Close               Stock               Nonstock

Merging WSI Acquisition Co. (DE) Surviving Eastern Trans-Waste of Maryland, Inc.

D01566561

FEES REMITTED	(New Name)

Base Fee: 20
Org & Cap. Fee:
Expedite Fee: 30
Penalty:	Change of Name
State Recordation Tax:	Change of Principal Office
State Transfer Tax:	Change of Resident Agent
Certified Copies	Change of Resident Agent Address
Copy Fee:	Resignation of Resident Agent
Certificates:	Designation of Resident Agent and Resident Agent’s Address
Certificate Fee:	Change of Business Code

Other:	Adoption of Assumed Name
TOTAL FEES: 50
Credit Card
X Check
Cash	Other Change(s)

Documents on Checks
APPROVED BY: A	CODE

ATTENTION:

NOT ID # D01566561 ACK #
1000038980000000 LIBER: 500049 FOLIO: 0653 PAGE: 00004 EASTERN TRANS-WASTE OF MARYLAND, INC.
07/02/1999 AT 04:13 P W/O # 0000189509

MAIL TO ADDRESS:
MORGAN LEWIS 1800 M St. NW Washington DC, 20036

CHANGE OF RESIDENT AGENT & ADDRESS AND PRINCIPAL OFFICE OF EASTERN TRANS-WASTE OF MARYLAND, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND MARCH 23, 1992 AT 9:30 O’CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED

ORGANIZATION AND CAPITALIZATION FEE Paid	RECORDING FEE PAID	SPECIAL FEE PAID
	$10.00	$

D1566561

TO THE CLERK OF THE COURT OF PRINCE GEORGE’S COUNTY

IT IS HEREBY CERTIFIED THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED, AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

RETURN TO:

EASTERN TRANS-WASTE OF MARYLAND INC.

1402 RITCHIE MARLBORO RD.

CAPITOL HEIGHTS, MD 20743

188C3052901

A 384432

RECORDED IN THE RECORDS OF THE

STATE DEPARTMENT OF ASSESSMENTS

AND TAXATION OF MARYLAND IN LIBER FOLIO

EASTERN TRANS-WASTE OF MARYLAND, INC.

RESOLUTION

The Board of Directors of EASTERN TRANS-WASTE OF MARYLAND, INC., a corporation organized in the state of Maryland on February 13, 1985, duly approved a resolution as follows:

RESOLVED: The post office address of the principal office of the Corporate is changed to 1402 Ritchie Marlboro Road, Capitol Heights, Maryland 20743.

The name and post office address of the registered agent of the Corporation is changed to Kelly E. Baldwin, 1431 Bay Head Road, Annapolis, Maryland, 21401.

Eastern Trans-Waste of Maryland, Inc.

By:
Horace G. Baldwin
Board of Directors

Attest:
Secretary

Kimberly K. Robb
Board of Directors

I hereby certify under the penalties of perjury that the items set forth in the above resolution are, to the best of my knowledge, information, and belief true in all material respects.

Eastern Trans-Waste of Maryland, Inc.

Attest:
Secretary	By:
Kendall O. Baldwin
Vice President

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION APPROVED FOR RECORD 3-23-92 at 9:30 A.M.

ARTICLES OF AMENDMENT

OF

EASTERN TRANS-WASTE OF MARYLAND, INC.

APPROVED AND RECEIVED FOR RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND February 13, 1985 at 2:21 O’CLOCK P.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED

RECORDED IN LIBER 2699 FOLO 000048 OF THE RECORDS OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND

BONUS TAX PAID	RECORDING FEE PAID:	SPECIAL FEE PAID

$20.00	$20.00	$

TO THE CLERK OF THE CIRCUIT COURT OF Prince George’s County

IT IS HEREBY CERTIFIED THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED, AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND

AS WITNESS MY HAND AND STATE OF THE DEPARTMENT OF BALTIMORE

EASTERN TRANS-WASTE OF MARYLAND, INC.

FIRST AMENDMENT

TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of Title 2, Subtitle 6, of the Annotated Code of Maryland, the undersigned Corporation, Eastern Trans-Waste of Maryland, Inc., adopts the following First Amendment to its Articles of Incorporation.

The following amendments to the Articles of Incorporation adopted by the shareholders of the Corporation are as follows:

1. Article Third: This Article is hereby deleted, the Corporation choosing to revoke its election to be a Close Corporation as defined by Title 4 of the Corporations and Associations Article of the Annotated Code of Maryland (1975).

2. Article Sixth shall be amended as follows:

The total number of shares of stock which the Corporation shall have authority to issue is 200 shares, divided into two classes as follows:

No. of Shares	Class	Series	Par Value
100	A	NONE	$10.00
100	B	NONE	$10.00

Class A and Class B shareholders shall have equal rights to share in dividends and equal rights on liquidation, dissolution, merger or other corporate activity wherein the assets of the Corporation may be available for distribution to shareholders.

Class A shareholders shall be the sole shareholder entitled to vote on any matter submitted to the vote of shareholders including but not limited to votes for directors, merger, liquidation or other extraordinary corporate activity. Class B shareholders shall have no voting rights on any issues.

3. Article seventh shall be amended to read as follows:

“SEVENTH: The business and affairs of the Corporation shall be managed by a Board of Directors, the number of which shall be established by the By-Laws of the Corporation, as amended from time to time, but in no event shall the number of Directors be less than three (3).”

In connection with the foregoing, the undersigned certify that:

1. The foregoing amendment was unanimously adopted at a joint meeting of shareholders and directors held on January 4, 1985.

2. The total number of shares of stock of all classes which the Corporation had authority to issue before the amendment was one hundred (100).

The total number of shares of stock of all classes which the Corporation has authority to issue after the amendment is two hundred (200).

3. The number of shares of stock of each class before the amendment was one hundred (100) shares of common stock.

The number of shares of stock of each class after the amendment is two hundred (200) shares of common stock divided by two classes, Class A and Class B.

4. The par value of the shares of stock of each class before and after the amendment is as follows:

Before Amendment	After Amendment
Common (Class A) $10.00	$10.00
Common (Class B) N/A	$10.00

5. The aggregate par value of all shares of all classes is two thousand (2,000); two hundred (200) shares at $10.00 par value.

Attest	Eastern Trans-Waste of Maryland, Inc.

Secretary	Lewis Selis, President/Sold Stockholder

I hereby certify under the penalties of perjury that the terms set forth in the First Amendment to the Articles of Incorporation of Eastern Trans-Waste of Maryland, Inc. were adopted by the Corporation as of the 25th day of January, 1985.

Attest	Eastern Trans-Waste of Maryland, Inc.

By
Secretary	Lewis Selis, President

ARTICLES OF TRANSPORTATION

OF

EASTERN TRANS-WASTE OF MARYLAND, INC.

approved and received for record by the State Department of Assessments and Taxation of Maryland May 16, 1983 at 9:01 o’clock A.M. as in conformity with law and ordered recorded.

Recorded in Liber 2594 folio 06942 one of the Charter Records of the State Department of Assessments and Taxation of Maryland

Bonus tax paid $ 20.00 Recording fee paid $ 20.00 Special Fee Paid $

To the clerk of the Circuit Court of Prince George’s County

IT IS HEREBY CERTIFIED that the within instrument, together with all indorsements thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland

AS WITNESS my hand and seal of the said Department of Baltimore

ARTICLE OF INCORPORATION

OF

EASTERN TRANS-WASTE OF MARYLAND, INC.

(A Close Corporation under Article 4 of the

Corporation and Association Article)

FIRST: The undersigned, Donald M. Caplan, whose post office address is 11604 Hitching Post Land, Rockville, Maryland 20852, being an adult individual referred in Section 2-102 of the Corporations and Associations Article of the Annotated Code of Maryland (1975), as amended and with the intended of forming a corporation under and by virtue of the general laws of the State of Maryland, does set forth the following provisions:

SECOND: The name of the corporation (which is hereinafter called “Corporation”) is Eastern Trans-Waste of Maryland, Inc.

THIRD: The Corporation shall be a “Close Corporation” as authorized and defined by Title 4 of the Corporations and Associations Article of the Annotated Code of Maryland (1975).

FOURTH: The purposes for which this Corporation is formed is as follows:

To conduct and carry on the business transporting waste materials of every kind and description including, but not limited to, paper, cardboard, metals, rubber, cloth, wood, and other similar materials and products having commercial value.

To enter into agreements with other persons, firms, corporations, entities, governmental agencies and otherwise for the engagement of the corporation’s services in connection with the foregoing on their behalf including, but not limited to, the providing by the corporations by way of rental, sale or otherwise, of suitable storage, collection and transportation containers with respect thereto.

To buy, sell, process, treat, convert, recycle and otherwise deal in and with waste materials of every kind, nature and description.

To acquire, take, own, hold, lease, deal in, mortgage, pledge, sell, exchange, transfer, and in any manner whatever dispose of, deal in and trade          in, real and personal property of every close, character and description within or without the State of Maryland.

To manufacture, purchase or acquire in any lawful manner and to solo own, mortgage, pledge, sell, transfer, and in any manner dispute of and deal in, trading goods, wares, merchandise and property of any and every class and description and in any part of the world.

To acquire the good will, rights and property of, and to undertake the whole or any part of the assets or liabilities of, any person, firm, association or corporation; to pay for the same in cash, the stock of this Corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner any part of any business so acquired, and to exercise all the powers necessary to convenient in or about the conduct and management of such business.

To apply for, purchase or in any manner acquire, and to hold, own, use and operate, and to sell or in any manner dispose of, and to grant licensee or other rights in respect of, and in any manner deal with, any and all rights, inventions, improvements and processes used in connection with or secured under letter, patent or copyrights of the United States or other countries, or otherwise, and to work, operate or develop the same and to carry on any business, construction or otherwise, which may directly or indirectly effectuate these objects or any of them.

To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of any indebtedness created by any other corporation or corporations or any other state, country, nation or government, and while the owner of sold stock, bonds, securities or evidences of indebtedness, exercise all the rights, powers and privilege of ownership, including the right to vote thereon, all to the same extent as natural someone might or could do.

To enter into, make and perform contracts of every kind, nature and description with any persons, firm, association or corporations, municipality, body police, county, territory, state government or colony or dependency thereof, and without limit as to amount, to draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable or transferrable or non-transferable instruments and evidence of indebtedness, whether secured by mortgage or otherwise, so far as may be permitted by the laws of the State of Maryland.

To have offices, conducts its business, and promote its objects within and without the State of Maryland, in other states, the District of Columbia, the territories and colonies of the United States and in foreign countries, without restriction as to place or otherwise.

To do any and all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors or otherwise, either alone or in conjunction with others, to the extent not prohibited corporations by law.

The foregoing enumeration of the purposes, objects and businesses of the Corporations is made in furtherance of, and not in limitation of, the powers conferred upon the Corporations by law, and is not intended by the mention of any particular purpose, object or business in a manner to limit or restrict the generality of any purpose, object or business mentioned, nor to limit or restrict any of the powers of the Corporations, the Corporation having the right to engage in any other business for which it shall be lawful for corporations of the State of Maryland to engage in, including the performance of all lawful and appropriate actions and things with respect thereto from time to time.

FIFTH: The post office address of the principal office of the Corporation is 10734 Tucker Street, Deltaville, Prince George’s County, Maryland 20705.

The name and post office address of the registered agent of the Corporation in this State is Lewis Selia, 11909 Reynolds Avenue, Potomac, Montgomery County, Maryland 20854. Said registered agent is a citizen of this State and actually resides herein.

SIXTH: The total number of shares of stock which the Corporation has authority to issue is One Hundred (100) shares, without par value, all of one class and designated as Common Stock.

SEVENTH: From the date of filing there Articles of Incorporation up to such time as the actual issuance of shares of capital stock of the Corporations shall be accomplished, the Corporation shall have one (1) Director, to wit: Lewis Selis.

At such time as shares of capital stock of the Corporation are first issued, then, pursuant to Section 4-302 and 4-303 or the Corporations and Associations Article of the Annotated Code of Maryland (1975) the duties and functions of the named Director and Board of Directors shall cease and the business and affairs of the Corporations shall be managed by direct action of the Stockholders of the Corporation as provided by law, all actions to be determined by a majority of voting shares of stock issued and outstanding and not by the number of individuals owning the same.

EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers and/or rights of the Corporation and its officers and Stockholders:

The Corporation shall have all the powers, rights and privileges provided for similar corporations by the laws of the State of Maryland and all other powers, rights and privileges not specifically forbidden such corporations by side laws.

The private property of the Stockholders and officers shall not be subject to the payment of the Corporation’s debts to any extent whatsoever unless said Stockholders and/or officers shall separately and individually acknowledge such personal liability from time to time, in writing, delivered to a particular creditor of the Corporation for such purpose.

No contract or other transactions between the Corporation and any person, firm, association or other corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the Stockholders of this Corporation are pecuniary or otherwise interested, directly or indirectly, in such contract or transaction, or are related to or otherwise interested in as a Director, Stockholder, officer, employee, member, or otherwise, of such other person, firm, association or corporation. Any Stockholder so interested or related, as aforesaid, who is present at any meeting at which action on any such contract or transaction is taken, may be counted in determining the presence of a quorum at such meeting and vote thereat with respect to such contract or transaction. No stockholder interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or any Stockholder or creditor thereof for any loss incurred by this Corporation under or by reason of such contract or transaction, or be accountable for any personal gains or profits be may have realized thereby, in the absence of the fraud as aforesaid.

The Corporation reserves the right to amend, alter, change or appeal any provision contained in these Articles of Incorporation in the manner now or hereafter presented by the statues of the State of Maryland. All rights conferred on Stockholders and officers herein are granted subject to this reservation. The Stockholders shall adopt such rules, appoint such officers, designed to responsibilities and do all other things necessary in the conduct of the business of the Corporation.

NINTH: The duration of this Corporation shall be perpetual.

IN WITNESS WHEREOF, I do hereby declare and affirm under the penalty of perjury that the contents of the foregoing Articles of Incorporation are true and correct to the best of my knowledge, information and belief, and have hereunto affixed my signature as my free and voluntary act, all on the 10th day of May, 1983 as to Donald M. Captain Donald M Captain (Seal)